UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 4, 2012 (December 3, 2012)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1.                                      Regarding adoption of a Change in Control Benefit Plan:

The Compensation Committee of the Board of Directors of Steel Dynamics, Inc., following the approval of the Board, has approved the Steel Dynamics, Inc. Change in Control Benefit Plan (the “CIC Plan”), effective as of December 1, 2012, a copy of which is attached hereto as Exhibit 10.20.

The following is a summary of the terms and provisions of the CIC Plan, which is qualified in its entirety by reference to Exhibit 10.20, and which, in the event of inconsistency, shall control.

Purpose:  To currently provide five (5) senior officers — specifically, the Chief Executive Officer; the Executive Vice President for Steelmaking, President and COO of Steel Operations; the Executive Vice President and Chief Financial Officer; the Executive Vice President of Metals Recycling, President and COO of OmniSource; and the Executive Vice President of Business Development, President and COO of New Millennium Building Systems — with specified severance benefits in the event of a “change in control” (as defined), accompanied by an involuntary termination of employment, without “Cause” by the company, or for “Good Reason” by the executive, within the period of six months prior to or twenty-four months following the change in control.  Change in Control severance benefits may also be extended from time to time to other Executive Vice Presidents or other senior officers, by approval of the Company’s Compensation Committee, upon the recommendation of the Chief Executive Officer.

Key Defined Terms:

“Change in Control” — (a)  the acquisition of stock ownership of more than fifty percent of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity (except if more than fifty percent of the total combined voting power of the securities beneficially owned, post-transaction, are owned by persons who beneficially owned common stock immediately prior to the transaction, and the members of the pre-transaction board of directors constitute a majority of the board immediately after the transaction), (c) a reverse merger (where the Company is the surviving entity), but one in which either (i) persons who beneficially owned common stock or securities, pre-transaction, representing more than fifty percent of the total combined voting power of the Company, or (ii) the members of the pre-transaction board of directors do not constitute a majority of the board immediately after the transaction, or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

“Cause”  — (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company’s business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

“Change in Control Period” — The time commencing during the period beginning six (6) months prior to and ending twenty-four (24) months following a Change in Control

“Good Reason” — Resignation, associated with a Change in Control event, within thirty days following any of the following events: (a) a significant reduction, post-transaction, in the person’s pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that person of such reduced duties, authority, responsibilities or reporting relationships.

“Termination Date” — If employment is terminated by the Company, or by the executive, the date designated by the Company as the last day of employment or the effective date of resignation, as the case may be, except if termination is by reason of death (in which case the Termination Date is date of death) or disability (in which case the Termination is the date designated by the Company).

“Tier One Officer” — The Chief Executive Officer, or, hereafter and if applicable, upon recommendation of the Chief Executive Officer and approval by the Compensation Committee, any other senior officer so designated, by name and title.

“Tier Two Officer” — Except if previously designated and approved as a Tier One Officer, the Executive Vice President for Steelmaking, President and COO of Steel Operations; the Executive Vice President and Chief Financial Officer; the Executive Vice President of Metals Recycling, President and COO of OmniSource; and the Executive Vice President of Business Development, President and COO of New Millennium Building Systems.

Trigger Event for Benefits:

The executive’s employment is terminated, either by the Company without Cause, or by the executive for Good Reason, at any time during the Change in Control Period.

Change in Control Benefits:

(1)           Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods) of any and all unvested stock options, restricted stock units, performance units, or any other equity-based securities or similar incentives that have been granted to the executive as of the Termination Date. In all other respects, the terms and conditions of executive’s securities shall continue to be subject to the terms of the applicable equity incentive plan and award.

(2)           In the case of a Tier One Officer, a lump sum cash payment equal to (A) two (2) times that person’s highest base salary, at the Chief Executive Officer’s or such other designated Tier One Officer’s highest base salary rate then in effect as of the Termination Date (without taking into account any reduction in base salary that could independently trigger that person’s resignation for Good Reason), plus (B) two (2) times the greater of that person’s target bonus or average actual bonus for the prior two (2) years, pursuant to the Company’s 2008 Executive Incentive Compensation Plan (the “Annual Bonus Plan”) or its annual bonus plan successor, if any), less, in all instances, applicable withholding taxes or other withholding obligations of the Company, and less any amounts to which the Chief Executive Officer or other Tier One Officer is otherwise entitled under any statutory or Company long or short term disability plan, or by reason of any other plans, policies or practices of the Company that, if and to the extent implemented, would result in benefit payments to the Chief Executive Officer or such other Tier One Officer, on the occasion of a termination of employment without Cause, unrelated to a Change in Control event.

(3)           In the case of a Tier Two Officer, a lump sum cash payment equal to (A) one and one-half (1½) times such Tier Two Officer’s base salary, at such Tier Two Officer’s highest base salary rate then in effect as of the Termination Date (without taking into account any reduction in base salary that could independently trigger such person’s resignation for Good Reason), plus (B) one and one-half (1½) times the greater of such Tier Two Officer’s target bonus or average actual bonus for the prior two (2) years, pursuant to the Company’s Annual Bonus Plan or its successor, less, in all instances, applicable withholding taxes or other withholding obligations of the Company, and less any amounts to which such Tier Two Officer is otherwise entitled under any statutory or Company long or short term disability plan, or by reason of any other plans, policies or practices of the Company that, if and to the extent implemented, would result in benefit payments to the that Tier Two Officer on the occasion of a termination of employment without Cause, unrelated to a Change in Control event.

(4)           If the executive elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) following termination of employment, payment of the full cost of such benefits (either directly to the executive or to the appropriate carrier or administrator at the Company’s election) for the lesser of (a) twenty-four (24) months or (b) until such time as the executive becomes eligible for reasonably comparable health care benefits from a subsequent employer.

If executive’s employment terminates by reason of voluntary resignation (and which is not for Good Reason), or by the Company for Cause, then such executive is not entitled to receive any benefits under the CIC Plan.  If the executive suffers from a Disability, the Company may terminate such person’s employment to the extent permitted by law and, if such termination occurs during the Change in Control Period, the Company will then pay the full amount of the benefits under the CIC Plan.  If the executive’s employment is terminated due to the death of that person within twenty-four (24) months following a Change in Control, then the full amount of the benefits under the CIC Plan will be paid to that person’s estate.

If the executive’s employment terminates for any reason or no reason, whether on account of Disability, death, or otherwise, other than during the Change in Control Period, then that person is not entitled to receive severance or any other benefits under the CIC Plan.

Coordination with Other Change in Control Benefits or Severance Benefits:

If an executive is entitled to any cash payments, accelerated vesting of stock options or restricted stock grants or units, or any other benefits from the Company following the termination of such person’s employment, after a Change in Control but pursuant either to any other individually negotiated or otherwise applicable agreement or Company policy then in effect, then any benefits to which that executive may become entitled under the CIC Plan are to be reduced by the benefits, if any, to which that executive may become entitled to from the Company under such other agreement or policy, the purpose of such reduction being to ensure that any such Change in Control payment is not duplicative of a similar payment otherwise also payable to that executive merely because the termination of that person’s employment associated with the Change in Control event also constitutes a termination of employment without regard to that Change in Control event.

2.                                      Regarding an amendment to Section 10.4 of the Amended and Restated Steel Dynamics, Inc.2006 Equity Incentive Plan (the “Plan”):

The Compensation Committee of the Board of Directors of Steel Dynamics, Inc. has amended Section 10.4 of the Plan by deleting old Section 10.4 and replacing it with the following new and amended Section 10.4:

10.4                  Withholding Obligations.  The Administrator shall satisfy any federal, state or local tax withholding obligations relating to the exercise by a Participant of a Stock Option, or a Stock Appreciation Right, or acquisition by a Participant of shares of Common Stock pursuant to a Restricted Stock Award, a Performance Award, a Deferred Stock Unit, or a Restricted Stock Unit, or under any other Award by withholding shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.  It is the intention of this provision, insofar as it pertains to a Participant who is an officer, director or other “insider” subject to Section 16(b) of the Exchange Act, to constitute the granting of a blanket approval, in advance of each such transaction, of a mandatory withholding right to satisfy the tax withholding requirements associated with any Award under this Plan, without the necessity of additional further approval in advance of each individual transaction.

The principal change effected by the amendment is to make mandatory on the part of the company the withholding of shares of the company’s common stock, issuable upon the exercise of a stock option or stock appreciation right, or issuable by virtue of a restricted stock award, a performance award, a deferred stock unit or a restricted stock unit (all as defined in the Plan), or by virtue of any other award, to satisfy any federal, state or local tax withholding obligation relating to such transaction.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description

10.20*†	Steel Dynamics, Inc. Change in Control Benefit Plan

*              Filed concurrently herewith

†              Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: December 4, 2012	By:	Theresa E. Wagler
	Title:	Executive Vice President and CFO